UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 4, 2019 (February 28, 2019)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 28, 2019, the Board of Directors of Torchmark Corporation (Company) approved the appointment of M. Shane Henrie, age 45, as Vice President and Chief Accounting Officer of the Company. While Mr. Henrie has not previously served as an officer of the Company, he has served as Senior Vice President, Corporate Accounting, Chief Financial Officer and Treasurer of Company subsidiaries American Income Life Insurance Company, Globe Life And Accident Insurance Company and United American Insurance Company since September 2012 and of Family Heritage Life Insurance Company of America since May 2017. He has further served as Senior Vice President, Corporate Accounting, Chief Financial Officer and Assistant Treasurer of Company subsidiary Liberty National Life Insurance Company since January 2014.
There is no arrangement or understanding between Mr. Henrie and any other persons pursuant to which he was selected to serve in this officer position at Torchmark. Additionally, there are no familial relationships involving Mr. Henrie to report under Item 401(d) of Regulation S-K and no related person transactions involving him to report pursuant to Item 404(a) of Regulation S-K.
There were no material plans, contracts, or arrangements to which Mr. Henrie is a party or in which he participates which were entered into or materially amended in connection with his appointment as Vice President and Chief Accounting Officer nor was any grant or award made to him or modifications thereto made under any such plans, contracts or arrangements in connection with his appointment to such position.
(e) On February 28, 2019, pursuant to the Company's 2018 Incentive Plan (the 2018 Plan), the independent numbers of the Board of Directors ("Board") of the Company (in the case of the Co-Chairmen and Chief Executive Officers) or the Compensation Committee (in the case of the other named executive officers (NEOs)) granted non-qualified stock options with a seven year term and an exercise price per share equal to the NYSE market closing price of Company common stock on February 28, 2019 ($82.56) to the following executives: Gary L. Coleman, 150,000 shares; Larry M. Hutchison, 150,000 shares; Frank M. Svoboda, 65,000 shares; W. Michael Pressley, 45,000 shares; J. Matthew Darden, 40,000 shares; and Steven K. Greer, 40,000 shares. On February 28, 2019, the following executives were also issued performance share unit awards (shown at target level) by the independent members of the Board or the Compensation Committee for the three year performance period commencing January 1, 2019 through December 31, 2021 to be earned and issued (from 0% if below threshold to 200% at maximum) based upon the extent the Company achieves performance goals set by the Compensation Committee (40% weight to three year growth in earnings per share (ranging from 4% at threshold to 8.5% at target to 12% at maximum), 30% weight to three year growth in underwriting income (ranging from 1% at threshold to 4.3% at target to 8% at maximum), and 30% weight to average net operating income as a return on equity over the three year period (ranging from 13.6% at threshold to 14.3% at target to 15% at maximum)): Gary L. Coleman, 35,000 shares; Larry M. Hutchison, 35,000 shares; Frank M. Svoboda, 12,000 shares; W. Michael Pressley, 12,000 shares; J. Matthew Darden, 7,500 shares; and Steven K. Greer, 8,000 shares. The independent members of the Board or the Compensation Committee also fixed 2019 annual cash bonus targets for Messrs. Coleman, Hutchison, Svoboda, Pressley and Darden as follows: 40% weight to growth in earnings per share (ranging from 5% at threshold to 8% at target with a lower band of 6.4% and a higher band of 9.6% to 11% at maximum); 30% weight to growth in underwriting income (ranging from 1% at threshold to 4% at target with a lower band of 2.5% and a higher band of 5.5% to 7% at maximum) and 30% weight to net operating income as a return on equity (ranging from 13.7% at threshold to 14.3% with a lower band of 14% and a higher band of 14.6% to 14.9% at maximum). 2019 salaries were set as follows: $950,000 for each of Gary L. Coleman and Larry M. Hutchison; $560,000 for Frank M. Svoboda; $540,000 for W. Michael Pressley; $540,000 for J. Matthew Darden; and $475,000 for Steven K. Greer.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.
None.

(b)	Pro forma financial information.
None.

(c)	Shell company transactions.
None.

(d)	Exhibits.
10.1 Torchmark Corporation 2019 Management Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 4, 2019

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary